SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

CCO HOLDINGS, LLC
CCO HOLDINGS CAPITAL CORP.
(Exact name of registrants as specified in their charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593 333-112593-01	86-1067239 20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

On November 15, 2004, Charter Communications, Inc. ("Charter"), the indirect parent company and manager of CCO Holdings, LLC and CCO Holdings Capital Corp., announced its intent to register with the Securities and Exchange Commission up to 150 million shares of its Class A Common Stock, which it intends to loan to a financial institution pursuant to a share lending agreement for sale in a public offering by an affiliate of such financial institution. Charter expects to agree to conduct the offering in order to facilitate the trading of its senior convertible notes outstanding at the time of such offering. The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but is furnished pursuant to Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is not filed but furnished pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press release dated November 15, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K/A of Charter Communications, Inc. filed on November 15, 2004 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCO HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: November 16, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer, Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer)

CCO HOLDINGS CAPITAL CORP.
Registrant

Dated: November 16, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer, Senior Vice President and Corporate Controller
(Co-Principal Financial Officer and Principal
Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release dated November 15, 2004. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K/A of Charter Communications, Inc. filed on November 15, 2004 (File No. 000-27927)).